Exhibit 4.1

SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER
Incorporated Under the Laws of the State of Delaware
No. **C0000** ****Shares
Inotek Pharmaceuticals Corporations
Par Value $.01
THIS CERTIFIES THAT SPECIMEN is the owner of **()** Shares of the Capital Stock of Common Stock of Inotek Pharmaceuticals Corporation transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.
In Witness Whereof, she said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereanto affixed this day of A.D. 20
President Secretary
SHARES EACH
Par Value $.01

CERTIFICATE FOR **** SHARES of the Capital Stock
Inotek Pharmaceuticals Corporation
ISSUED TO SPECIMEN DATE
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT SOLD, MORTGAGED, PLEDGED HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUESTED UNDER SUCH ACT.
THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. A COPY OF THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLAS AND SERIES WILL BE FURNISHED BY THE CORPORATION UPON WRITTEN REQUEST AND WITHOUT CHARGE.
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTION SET FORTH IN A CERTAIN STOCK OPTION AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED OWNER OF THIS CERTIFICATE AND SUCH AGREEMENT IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICE OF THE TREASURER OF THE CORPORATION.
For Value Received, hereby sell, assign and transfer unto Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint  Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.
Dated ,20
In presence of
NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.